Exhibit 10.34

                  THIRD AMENDMENT (this "Amendment"), dated as of January 28, 1998, to the Revolving Credit Agreement (as amended and modified to the date hereof, the "Revolving Credit Agreement"), dated as of January 25, 1994, between The Talbots, Inc. (the "Borrower"), and The Sakura Bank, Limited, New York Branch (the "Bank").

                                   WITNESSETH:

                  WHEREAS, the parties hereto are parties to the Revolving Credit Agreement and wish to amend the Revolving Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Unless otherwise indicated, capitalized terms used herein and defined in the Revolving Credit Agreement shall have the respective meanings ascribed thereto in the Revolving Credit Agreement.


                                   ARTICLE II

                                    AMENDMENT

                  Effective as of the Amendment Date (as defined in Section 4.01), the Revolving Credit Agreement shall be amended as follows:

                  SECTION 2.01. Extension of Revolving Credit Period. The definition of "Revolving Credit Period" contained in Section 1 shall be amended by replacing the date "January 28, 1996" with the date "January 28, 2000".

                  SECTION 2.02. Change in Base Interest Rate. (a) Section 1 shall be amended by deleting the definitions of "Adjusted London Interbank Offered Rate", "Euro-Dollar Reserve Percentage", "LIBOR Reference Bank" and "London Interbank Offered Rate".

                  (b) The definition of "Banking Day" in Section 1 shall be amended by deleting the words "and for interbank deposits in the London interbank market".

                  (c) The  definition of "Term" in Section 1 shall be amended by
(i) deleting from clause (i) thereof all words after the words "Banking Day" and
(ii) deleting clause (ii) thereof.

                  (d) Section 1 shall be further amended by adding the following new definition:

                           "Term Fed Funds Rate"  means,  for any  Advance,  the
                  rate of interest determined by the Bank to be its cost of obtaining funds in U.S. dollars from U.S. Federal funds brokers on the borrowing date for such Advance for amounts comparable to the amount of such Advance and for a period comparable to the Term of such Advance.

                  (e) The first sentence of Section 5(a) shall be amended by replacing the words "Adjusted London Interbank Offered Rate" with the words "Term Fed Funds Rate".

                  (f) The first sentence of Section 5(b) shall be amended to read as follows:

                  Any overdue principal of and, to the extent permitted by law, overdue interest on any Advance or any other overdue amount payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to 2-1/2% above the rate determined by the Bank to be its cost of funding such overdue amount (except that the interest rate applicable to an overdue amount of principal of an Advance that became due prior to the date on which it was scheduled to become due shall, for the period until such scheduled due date, be equal to 2-1/2% above the rate that would otherwise be applicable thereto during such period).

                  (g) Section 5 shall be further  amended by deleting  paragraph
(c) thereof.

                  (h) Section 7 shall be amended by deleting paragraph (c) thereof.

                  SECTION 2.03. Increase in Interest Rate Margin. The last sentence of Section 5(a) shall be amended by replacing the words "one-half of one percent (0.5%)" with the words "five-eighths of one percent (0.625%)".


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. The Borrower represents and warrants to the Bank as follows:

                  (a) the Borrower is a company incorporated with limited liability duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to make and perform this Amendment, and to perform the Revolving Credit Agreement as amended hereby, and any of the certificates, instruments or agreements herein or therein referred to insofar as they pertain to the Borrower and has taken all necessary corporate actions to authorize the execution, delivery and performance of this Amendment and all of the aforesaid documents;

                  (b) each officer or attorney-in-fact of the Borrower who has executed and delivered this Amendment and the documents referred to in paragraph
(a) above was duly authorized to execute and deliver the same on behalf of the Borrower;

                  (c) this Amendment has been duly executed and delivered by the Borrower and this Amendment, and the Revolving Credit Agreement as amended hereby, each constitute legal, valid and binding obligations of the Borrower enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles);

                  (d) neither the execution nor delivery of this Amendment, nor the transactions herein contemplated, nor compliance with the terms, conditions and stipulations hereof, nor performance or observance of the terms and conditions of the Revolving Credit Agreement as amended hereby, will:

                           (i) contravene any provision of any law, statute, decree, rule or regulation to which the Borrower is subject, or any judgment, decree, franchise, order or permit applicable to either of them; or

                           (ii) conflict, or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument, to which the Borrower is a party or subject, or by which the Borrower or its assets may be bound; or

                           (iii) cause any limit or restriction on the borrowings or chargings of the Borrower, or any other limitation or restriction on the Borrower (whether imposed by statute, regulation, agreement, or otherwise) to be exceeded or contravened; or

                            (iv) violate any provision of the Certificate of Incorporation or By-laws of the Borrower;

                  (e) the Borrower has received or obtained every authorization, consent and approval of, or exemption by, any governmental or public body or authority required to authorize, or required in connection with, the execution, delivery and performance of this Amendment or the taking of any action hereby contemplated, or the performance of the Revolving Credit Agreement as amended hereby, and every such authorization, consent and approval, or execution is in full force and effect;

                  (f) it is not necessary under the laws of Japan, the United States of America or any political sub-division or authority thereof or therein in order to ensure the validity, effectiveness and enforceability of this Agreement, and the Revolving Credit Agreement as amended hereby, as against all persons and to make the same enforceable and admissible in evidence in the courts of competent jurisdiction in Japan, the United States of America or any political sub-division or authority thereof or therein, that this Agreement or any other instrument relating thereto be filed, registered or recorded in any public office or elsewhere in any manner.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Amendment Date. This Amendment shall become effective as of the date first written above (the "Amendment Date").

                  SECTION 4.02. References. Commencing on the Amendment Date each reference to the Revolving Credit Agreement contained in the Revolving Credit Agreement and in any related documents shall be deemed to refer to the Revolving Credit Agreement as amended hereby.

                  SECTION 4.03. Effectiveness of Revolving Credit Agreement. Except as expressly amended hereby, the Revolving Credit Agreement shall remain unmodified and in full force and effect.

                  SECTION 4.04. Expense. The Borrower agrees to pay on demand all out-of-pocket costs and expenses incurred by the Bank in connection with the administration, modification and amendment of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Amendment, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

                  SECTION 4.05. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 4.06. Governing Law; Jurisdiction; Severability. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) The Borrower hereby irrevocably agrees that any legal action of proceedings arising out of or relating to this Amendment may be brought against the Borrower in any New York State of Federal court located in the Borough of Manhattan in New York City. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue in any such court of any such proceedings and hereby irrevocably submits to the non-exclusive jurisdiction of each such court in any such proceedings. The Borrower hereby irrevocably designates, appoints and empowers, in connection with proceedings in any New York State of Federal court located in the Borough of Manhattan in New York City, CT Corporation System of which address at the date hereof is 1633 Broadway, New York, New York 10019 or such other address in New York City as the Borrower may hereafter notify the Bank in writing, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such proceedings in any such court. Nothing herein shall affect the right of the Bank to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or to serve process in any other manner permitted by law.

                  (c) In case one or more of the provisions contained in this Amendment shall be deemed to be invalid, illegal or unenforceable in any respect under any applicable law, the other provisions contained herein shall not in any way be affected or impaired thereby.

                  SECTION 4.07. Titles and Headings. The titles and headings of sections of this Amendment are intended for convenience only and shall not in any way affect the meaning or construction of any provisions of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             THE TALBOTS, INC.


                                         By: EDWARD L. LARSEN
                                            ------------------------------------
                                             Name:    Edward L. Larsen
                                             Title:   Senior Vice President,
                                                      Finance and CFO


                                             THE SAKURA BANK, LIMITED,
                                                  NEW YORK BRANCH


                                             By: KEIJI KANAI
                                                --------------------------------
                                                 Name:    Keiji Kanai
                                                Title:   Vice President and
                                                         Senior Manager